Orgenesis Announces a Strategic Corporate Regrouping of its CDMO Activities Under the Global MaSTherCell Brand & Service Offerings Alignment

MaSTherCell and Global CDMO Partners will be Presenting the New Global Branding at the Phacilitate Cell & Gene Therapy Meeting in Miami

GERMANTOWN, MD, -- January 22, 2017 -- (GLOBE NEWSWIRE) -- Orgenesis Inc., (OTCQB:ORGS), a vertically-integrated biopharmaceutical company with expertise and unique experience in gene and cell therapy production and regenerative medicine, today announced a strategic organizational regrouping of its CDMO global manufacturing services offerings. The planned CDMO regrouping will utilize the global MaSTherCell brand, except for At-Vio Biotech Ltd. (“At-Vio”) for its unique technology and innovation activity located in Israel and serving the global cell & gene therapy markets. The primary purpose of the strategic regrouping is to create a more efficient CDMO corporate organization that can optimally utilize resources from the parent, Orgenesis Inc., and more efficiently broaden, streamline and harmonize the CDMO service offerings on a global basis utilizing the quality and standards of our flagship Belgian-based subsidiary, MaSTherCell S.A.

In connection with this and in order to align its CDMO activities, Orgenesis Inc. plans to transfer to a newly formed and wholly-owned Delaware-based holding company, named MaSTherCell Global Inc. (“MaSTherCell Global”), its interests in MaSTherCell S.A., as well as in its current joint venture partners in Israel and Korea.

Denis Bedoret, General Manager of MaSTherCell, stated, “We are proud of the outcome of the collaborative effort of our global teams to ensure that the MaSTherCell brand and quality becomes internationally available. This is a significant step to provide our customers with a global and harmonized service offerings, and we all look forward to presenting the network this week in Miami.”

Vered Caplan, Chief Executive Officer of Orgenesis Inc., added, “We are excited to see that our investments in expanding MaSTherCell’s activity on a global level is maturing and bringing value to this important industry which will hopefully benefit patients world-wide by accelerating the market availability of needed therapies.”

About Orgenesis Inc.

Orgenesis Inc. (Orgenesis) is a vertically-integrated biopharmaceutical company with expertise and unique experience in cell therapy development and manufacturing. Through its Israeli subsidiary, Orgenesis Ltd., Orgenesis is a pioneer in the development of technology designed to successfully reprogram human liver cells into glucose-responsive, fully functional, Insulin Producing Cells (IPCs). Orgenesis believes that converting the diabetic patient's own tissue into insulin-producing cells has the potential to overcome the significant issues of donor shortage, cost and exposure to chronic immunosuppressive therapy associated with islet cell transplantation. Through its Belgian subsidiary, MaSTherCell S.A., a global Contract Development and Manufacturing Organization (CDMO), Orgenesis is able to deliver optimized process industrialization capacities to cell therapy organizations, and speed up the arrival of their therapies onto the market. From technology selection to business modeling, GMP manufacturing, process development, quality management and assay development, MaSTherCell's teams are fully committed to helping their clients fulfill their objective of providing sustainable and affordable therapies to their patients. MaSTherCell operates in a validated and flexible facility located in the strategic center of Europe within the Walloon healthcare cluster, Biowin. Orgenesis is in the process of consolidating into its reformed corporate structure its Israel based CDMO partner, At-Vio Biotech Ltd., and its Korean based CDMO partner, Curecell Co. Ltd., thereby expanding globally the availability of the MaSTherCell brand and service offering. This global integrated approach supports the Company's business philosophy of bringing to market significant life-improving medical treatments. For more information, visit www.orgenesis.com.

Contacts

Edison Advisors (investors)
Tirth Patel
646-653-7035
tpatel@edisongroup.com

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial uncertainties and risks. These forward-looking statements are based upon our current expectations, estimates and projections and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, but not limited to, the risk that our planned corporate CDMO regrouping will not in fact be implemented or if implemented will not achieve its intended results, the difficulties in establishing our MaSTherCell brand in the global arena, the sufficiency of working capital to realize our business plans, the development of our regeneration technology as therapeutic treatment for diabetes which could, if successful, be a cure for Type 1 Diabetes; our technology not functioning as expected; our ability to retain key employees; our ability to satisfy the rigorous regulatory requirements for new procedures; our competitors developing better or cheaper alternatives to our products and the risks and uncertainties discussed under the heading "RISK FACTORS" in Item 1 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2016, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.